EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sunpeaks Ventures, Inc.

We hereby consent to the inclusion in this Registration Statement on Form S-1 Amendment No. 1, of our report dated August 28, 2009 of Sunpeaks Ventures, Inc., relating to the financial statements as of June 30, 2009 and for the period from inception to June 30, 2009, and to the reference to our firm under the caption "Experts" in the Registration Statement.

/s/ M&K CPAS, PLLC

Houston, Texas

December 22, 2009